Registration No. 333-______

     As filed with the Securities and Exchange Commission on April 29, 2002


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                      Partners Trust Financial Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Federal                                       75-2993918
   (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                               233 Genesee Street
                              Utica, New York 13501
                    (Address of Principal Executive Offices)



                         SBU Bank Incentive Savings Plan
                            (Full Title of the Plan)


                                   Copies to:

  John A. Zawadzki, President                    John J. Gorman, Esquire
 and Chief Executive Officer          Luse Lehman Gorman Pomerenk & Schick, P.C.
Partners Trust Financial Group, Inc.    5335 Wisconsin Ave., N.W., Suite 400
      233 Genesee Street                       Washington, D.C.  20015
     Utica, New York 13501                         (202) 274-2000
       (315) 738-4778
 (Name, Address and Telephone
  Number of Agent for Service)



     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. :


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================

         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered              Registered            Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------
401(k) Particpation
Interests                          (1)                   __                     __                     (2)

Common Stock,
par value $0.10
per share                      350,000 (3)           $15.00 (4)           $5,250,000 (5)             $483.00
====================================================================================================================

--------------

(1) Represents an indeterminate number of interests in the SBU Bank Incentive Savings Plan (the "Plan").

(2)  Pursuant to Rule 457(h)(2) no registration fee is required to be paid.

(3) Represents management's estimate of the number of shares expected to be purchased by the Plan.

(4) Calculated pursuant to Rule 457(c) based on the closing trading price of the Common Stock of Partners Trust Financial Group, Inc. on April 25, 2002.

(5)  Estimated based on (3) and (4) above.



     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information  and  Registrant  Information  and Employee Plan
               Annual Information

     This Registration Statement relates to the registration of 350,000 shares of Common Stock, par value $0.10 per share, of Partners Trust Financial Group, Inc. (the "Company") that may be purchased by the SBU Bank Incentive Savings Plan (the "Plan"); the Registration Statement also relates to an indeterminate number of participation interests in the Plan. Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Plan, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424, in reliance on Rule 428.

PART II.

Item 3.  Incorporation of Documents by Reference

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The following documents filed or to be filed with the Commission are incorporated by reference in this Registration Statement:

     a) The audited financial statements of The Savings Bank of Utica as of December 31, 2001 and 2000, and for each of the years in the three year period ended December 31, 2001, 2000 and 1999, contained in the 2001 Annual Report on Form 10-K (Commission File No. 001-31277) filed with the Commission on April 19, 2002, and all amendments (the "10-K").

     b) The description of the Common Stock, par value $0.10 per share, of the Company contained in the Registration Statement on Form S-1 (Commission File No. 333-75514) originally filed with the Commission on December 19, 2001, and all amendments (the "S-1) or reports filed for the purpose of updating such description.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     Article XI of the Bylaws of the Company sets forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such:



     Article XI:
     ----------

     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a Director, officer or employee of the Company or is or was serving at the request of the Company as a Director, Officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer or employee or in any other capacity while serving as a Director, officer or employee, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Regulations of the Office of Thrift Supervision ("Office"), as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

     The right to indemnification conferred herein shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, to the fullest extent authorized by the Regulations of the Office. The rights to indemnification and to the advancement of expenses conferred herein shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

     The following exhibits are filed with or incorporated by reference from the 10-K into this Registration Statement (unless specified otherwise):

5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. as to the legality of the participation interests registered hereby.

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

23.2 Consent of KPMG LLP.

23.3 Consent of PricewaterhouseCoopers LLP.

24 Power of Attorney (contained in the signature page to this Registration Statement).

99.1 SBU Bank Incentive Savings Plan Prospectus Supplement (incorporated by reference to Exhibit 99.6 to the S-1).

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan; and

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utica, State of New York, on this 26th day of April, 2002.

                                            PARTNERS TRUST FINANCIAL GROUP, INC.


Date: April 26, 2002               By:      /s/ John A. Zawadzki
                                              --------------------
                                              John A. Zawadzki, President and
                                               Chief Executive Officer
                                              (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Partners Trust Financial Group, Inc. (the "Company") hereby severally constitute and appoint John A. Zawadzki, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said John A. Zawadzki may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of participation interests in the SBU Bank Incentive Savings Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said John A. Zawadzki shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                      Title                              Date



/s/ John A. Zawadzki           President, Chief                   April 26, 2002
--------------------
John A. Zawadzki               Executive Officer
                               and Director
                               (Principal Executive
                               Officer)

/s/ Steven A. Covert           Senior Vice President and          April 26, 2002
--------------------           Chief Financial Officer
Steven A. Covert               (Principal Financial
                               and Accounting Officer)




/s/ Elizabeth B. Dugan          Director                          April 26, 2002
----------------------
Elizabeth B. Dugan



/s/ Richard R. Griffith         Director                          April 26, 2002
-----------------------


/s/ Gordon M. Hayes, Jr.        Director                          April 26, 2002
------------------------
Gordon M. Hayes, Jr.



_______________________         Director                    ______________, 2002
Nicholas O. Matt



_______________________         Director                    ______________, 2002
Dr. Marybeth K. McCall



/s/ William L. Schrauth         Director                          April 26, 2002
-----------------------
William L. Schrauth



/s/ John B. Stetson             Director                          April 26, 2002
-------------------
John B. Stetson




___________________             Director                    ______________, 2002
Dwight E. Vicks, Jr.




_______________________         Director                    ______________, 2002
John R. Zapisek

     THE PLAN. Pursuant to requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utica, State of New York, on April 26, 2002.

                                               SBU BANK INCENTIVE SAVINGS PLAN



                                          By:   /s/ Sandra Wilzcynski
                                                ---------------------
                                                Sandra Wilczynski
                                                Plan Administrator
                                                Vice President - Human Resources

                                  EXHIBIT INDEX


Exhibit Number             Description

5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. as to the legality of the participation interests registered hereby.

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

23.2 Consent of KPMG LLP.

23.3 Consent of PricewaterhouseCoopers LLP

24 Power of Attorney (contained in the signature page to this Registration Statement).

99.1 SBU Bank Incentive Savings Plan Prospectus Supplement (incorporated by reference to Exhibit 99.6 to the S-1).

                                    EXHIBIT 5

April 29, 2002                                                    (202) 274-2000

Board of Directors
Partners Trust Financial Group, Inc.
233 Genesee Street
Utica, New York 13501

                  Re:      SBU Bank Incentive Savings Plan
                           Registration Statement on Form S-8


Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the registration of participation interests in the SBU Bank Incentive Savings Plan (the "Plan"). We have reviewed the Partners Trust Financial Group, Inc.'s (the "Company") Charter, the Plan, the Registration
Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the participation interests in the Plan will be legally issued, fully paid and non-assessable and the shares of common stock, par value $0.10 per share, of the Company that may be purchased by the Plan will, upon purchase, be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                            Very truly yours,



                                        /s/ Luse Lehman Gorman Pomerenk & Schick
                                            A Professional Corporation

                                  Exhibit 23.2

                                                                   Exhibit 23.2






                        Independent Accountants' Consent



The Board of Directors
Partners Trust Financial Group, Inc.

     We consent to the incorporation by reference in the registration statement on Form S-8 of Partners Trust Financial Group, Inc. related to the SBU Bank Incentive Savings Plan of our report dated March 8, 2002, relating to the consolidated statements of condition of SBU Bank (formerly known as The Savings Bank of Utica) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in equity, and cash flows for the years then ended, which report appears in the December 31, 2001 Annual Report on Form 10-K of Partners Trust Financial Group, Inc.


/s/ KPMG LLP

Albany, New York
April 26, 2002

                                  Exhibit 23.3

                                                                    Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2000 relating to the financial statements of SBU Bank (formerly known as The Savings Bank of Utica), which appears as an exhibit in Partners Trust Financial Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


/s/  PricewaterhouseCoopers LLP

Syracuse, New York
April 29, 2002